EXHIBIT 4.1


                          SUPPLEMENTAL INDENTURE NO. 1


                          dated as of October 25, 2000

                                      among

                             TRIARC COMPANIES, INC.,

                        SBG HOLDINGS INC., as Successor,

                                       and

                              THE BANK OF NEW YORK,
                                   as Trustee


                           --------------------------

            Zero Coupon Convertible Subordinated Debentures Due 2018

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                  THIS SUPPLEMENTAL INDENTURE No. 1 (this "Supplemental
Indenture"), dated as of October 25, 2000, among TRIARC COMPANIES, INC., a Delaware corporation (the "Company"), SBG HOLDINGS INC., a Delaware corporation (the "Successor"), and THE BANK OF NEW YORK, as Trustee (the "Trustee").

                                    RECITALS

                  WHEREAS, the Company and the Trustee entered into the Indenture, dated as of February 9, 1998 (as amended, supplemented or otherwise modified from time to time, the "Indenture"), relating to the Company's Zero Coupon Convertible Subordinated Debentures Due 2018 (the "Securities");

                  WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of September 15, 2000 (the "Merger Agreement"), by and among Cadbury Schweppes plc, CSN Acquisition Inc., CRC Acquisition Inc., the Company, Snapple Beverage Group, Inc., and Royal Crown Company, Inc., the Company is conveying and transferring, and the Successor is acquiring, the properties and assets of the Company substantially as an entirety (the "Transaction");

                  WHEREAS, Section 5.01 of the Indenture provides that a Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety (A) shall be a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and
(B) shall expressly assume, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on the Securities according to their tenor and the due and punctual performance of all of the covenants and obligations of the Company under the Securities and the Indenture, including the obligation to deliver shares of common stock of the Company upon conversion of the Securities;

                  WHEREAS, Section 5.01 of the Indenture further provides that the successor Person to which such conveyance or transfer is made shall succeed to, and be substituted for, the Company, and may exercise every right and power of the Company under the Indenture with the same effect as if such successor had been named as the Company therein; and thereafter the Company shall be discharged from all obligations and covenants under the Securities and the Indenture;

                  WHEREAS, pursuant to the terms and conditions of Section 5.01 and Section 9.06 of the Indenture, the Trustee is authorized to sign this Supplemental Indenture to evidence the assumption by the Successor of the Company's obligations under the Securities and the Indenture and the release of the Company from its obligations under the Securities and the Indenture.

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                                                                               2


                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties hereto hereby agree as follows:

                  Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

                  Section 2. The Successor, by its execution of this Supplemental Indenture, hereby assumes all the obligations of the Company under the Securities and the Indenture and agrees to be bound by the terms of the Securities and the Indenture applicable to the Company, effective upon the completion of the Transaction.

                  Section 3. The Company is discharged from all obligations and covenants under the Securities and the Indenture, in accordance with Section
5.01 of the Indenture.

                  Section 4. THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW SHALL GOVERN THIS SUPPLEMENTAL INDENTURE.

                  Section 5. The form of Conversion Notice appended to the Securities is amended in its entirety to read as set forth on Exhibit A hereto.

                  Section 6. The recitals herein contained are made by the Company and the Successor, and the Trustee assumes no responsibility for the correctness thereof.

                  Section 7. This Supplemental Indenture may be signed in various counterparts which together shall constitute one and the same instrument.

                  Section 8. This Supplemental Indenture is an amendment supplemental to the Indenture and said Indenture and this Supplemental Indenture shall henceforth be read together.

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                                                                               3



                  IN WITNESS WHEREOF, the parties have duly executed and delivered this Supplemental Indenture or have caused this Supplemental Indenture to be duly executed on their respective behalf by their respective officers thereunder duly authorized, as of the day and year first above written.


                                   TRIARC COMPANIES, INC.


                                   By:  /s/ John L. Barnes, Jr.
                                        ---------------------------------------
                                        Name:  John L. Barnes, Jr.
                                        Title: Executive Vice President


                                   SBG HOLDINGS INC.


                                   By:  /s/ Bruce Futterer
                                        ---------------------------------------
                                        Name:  Bruce Futterer
                                        Title: Treasurer and Secretary


                                   THE BANK OF NEW YORK, as Trustee


                                   By:  /s/ Julie Salovitch-Miller
                                        ---------------------------------------
                                        Name:  Julie Salovitch-Miller
                                        Title: Vice President